CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of City National Rochdale Funds and to the use of our report dated March 1, 2013 on the financial statements and financial highlights of Rochdale Fixed Income Opportunities Portfolio, a series of beneficial interest of Rochdale Investment Trust.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into this Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 30, 2013